News Release
For Immediate Release

Contact:     Sidney R. Brown
    Chairman of the Board, Interim President and Chief Executive Officer (856) 690-4329
    Thomas R. Brugger
    Executive Vice President and Chief Financial Officer (856) 690-4233
    Thomas O’Brien
    Consultant to the Board of Directors (856) 690-4329

Sun Bancorp, Inc. Reports First Quarter 2014 Results

First Quarter Highlights

   ●    Announced expected hiring of Thomas O’Brien as CEO, subject to regulatory non-objection

    ●   Continued progress on expense control as non-interest expense declined by $4.6 million sequentially to $27.9 million

    ●   Interest bearing cash averaged $220.1 million or 7.2% of average assets

    ●   Tier 1 Leverage Ratio increased to 9.4% and the total risk based ratio increased to 14.9%

VINELAND, NJ – April 23, 2014 – Sun Bancorp, Inc. (NASDAQ: SNBC) (the “Company”) reported today a net loss available to common shareholders of $1.9 million, or a loss of $0.02 per diluted share, for the quarter ended March 31, 2014, compared to a net loss of $8.2 million, or a loss of $0.09 per diluted share, and net income of $2.5 million, or $0.03 per diluted share, for the fourth quarter of 2013 and the first quarter of 2013, respectively.

The following are key items and events that occurred during the first quarter of 2014:

    ●   No provision for loan loss was recorded in the first quarter of 2014 compared to provision expense of $2.1 million in the fourth quarter of 2013. The allowance for loan losses equaled $33.8 million at March 31, 2014, a decrease of $1.8 million from December 31, 2013. The allowance for loan losses    equaled 1.62% of gross loans held-for-investment and 90.2% of non-performing loans at March 31, 2014 as compared to 1.66% and 93.6%, respectively, at December 31, 2013.

    ●   Occupancy expense totaled $4.3 million, an increase of $860 thousand from the prior quarter, as winter weather related expenses totaled $1.0 million in the quarter ended March 31, 2014.

    ●   Professional fees totaled $1.5 million in the first quarter of 2014 compared to $4.9 million in the prior quarter.

    ●   Net interest margin was 3.07% in the first quarter of 2014 compared to 2.99% in the fourth quarter of 2013.

“We made good progress in the first quarter on expense reduction efforts, executing on our regulatory remediation efforts and enhancing the capital ratios of the Bank,” stated Sid Brown, Chairman, interim President and CEO.  “We are disappointed to report a loss but believe that we are taking the necessary steps to get the Bank back on the right path.  We are all looking forward to working with Tom O’Brien on returning the Bank to sustained profitability.  Tom O’Brien started working on April 2nd as a consultant to the Board of Directors and is expected to be appointed as CEO, subject to regulatory non-objection to his assumption of the positions of President and CEO.”

Discussion of Results:

Balance Sheet

● Total assets were $3.04 billion at March 31, 2014, as compared to $3.09 billion at December 31, 2013.

● Cash and cash equivalents were $282.1 million at March 31, 2014, as compared to $267.8 million at December 31, 2013. The increase of $14.3 million in the first quarter of 2014 as compared to the prior quarter was primarily due to declining loan balances, including those held-for-sale, partially offset by a decrease in deposits.

● Gross loans held-for-investment were $2.08 billion at March 31, 2014, as compared to $2.14 billion at December 31, 2013, a decline of $53.6 million which was primarily due to loan paydowns.

● Deposits were $2.57 billion at March 31, 2014, as compared to $2.62 billion at December 31, 2013.  The decrease of $48.1 million in the first quarter of 2014 as compared to the prior quarter was primarily due to decreases in public funds deposits.

        Net Interest Income and Margin

● Net interest income decreased $543 thousand from the linked quarter to $21.4 million for the three months ended March 31, 2014. The net interest margin increased eight basis points to 3.07% for the three months ended March 31, 2014 from 2.99% for the linked quarter, and decreased nine basis points as compared to the first quarter of 2013. The average yield on interest-earning assets increased seven basis points to 3.54% for the three months ended March 31, 2014 from 3.47% for the three months ended December 31, 2013. The decrease between the quarter ended March 31, 2014 and the comparable prior year period is primarily due to a decline of $184.1 million in average commercial loans and an increase of $40.9 million in average interest earning bank balances. The increase from the linked quarter is due primarily to a decrease of $122.3 million in average interest bearing cash balances.

Non-Interest Income

● Non-interest income was $4.9 million for the quarter ended March 31, 2014, as compared to $4.7 million for the quarter ended December 31, 2013 and $10.9 million for the comparable prior year quarter. The increase from the linked quarter was primarily attributable to a decrease of $672 thousand in negative derivative credit valuation adjustments from the prior quarter partially offset by a decrease in net mortgage banking revenue of $365 thousand. The decrease in the negative derivative credit valuation adjustments from the prior quarter was primarily due to swap termination fees of $1.0 million recorded in the fourth quarter of 2013, compared to no swap termination fees recorded in the first quarter of 2014. Mortgage banking revenue, net, decreased from $1.0 million for the quarter ended December 31, 2013 to $635 thousand for the quarter ended March 31, 2014, which was due to lower production volume in a higher interest rate environment.

Non-Interest Expense

● Non-interest expense was $27.9 million in the first quarter of 2014, a decrease of $4.6 million compared to the linked quarter and a decrease of $3.4 million from the comparable prior year quarter.  In comparison to the linked quarter, decreases in professional fees, other real estate owned, advertising, commission expense, and salaries and employee benefits of $3.4 million, $385 thousand, $317 thousand, $201 thousand, and $186 thousand, respectively, were partially offset by an increase of $860 thousand in occupancy expense.  Professional fees declined as the Company reduced its reliance on regulatory compliance consulting services.   Commission expense has decreased due to reduced mortgage production volumes.  Occupancy expense for the first quarter includes $1.0 million of snow removal expenses.

Asset Quality

● During the first quarter of 2014, there was no provision expense recorded, as compared to provision expense of $2.1 million in the linked quarter and $171 thousand in the comparable prior year quarter. The allowance for loan losses was $33.8 million, or 1.62% of gross loans held-for-investment, at March 31, 2014, as compared to $35.5 million, or 1.66% of gross loans held-for-investment at December 31, 2013. Net charge-offs were $1.8 million in the first quarter of 2014, as compared to net charge-offs in the linked quarter of $15.5 million and net recoveries in the comparable prior year quarter of $1.1 million.

● Total non-performing assets were $40.2 million, or 1.91% of total gross loans held-for-investment, loans held-for-sale and real estate owned at March 31, 2014, as compared to $40.5 million, or 1.87%, at December 31, 2013. Non-performing loans decreased $531 thousand to $37.4 million at March 31, 2014 from $38.0 million at December 31, 2013.

Capital

● Shareholders’ equity totaled $248.9 million at March 31, 2014 compared to $245.3 million at December 31, 2013. The Company’s tangible equity to tangible assets ratio was 7.01% at March 31, 2014, as compared to 6.77% at December 31, 2013.  At March 31, 2014, the Company’s total risk-based capital ratio, Tier 1 capital ratio and leverage capital ratio were approximately 14.87%, 12.75%, and 9.40%, respectively.  At March 31, 2014, Sun National Bank’s total risk-based capital ratio, Tier 1 capital ratio and leverage capital ratio were approximately 14.08%, 12.83%, and 9.45%, respectively.

The Company will hold its regularly scheduled conference call on Thursday April 24, 2014, at 11:00 a.m. (ET).  Participants may listen to the live webcast through the Company’s website at www.sunnationalbank.com. Participants are advised to log on 10 minutes ahead of the scheduled start of the call.  An Internet-based replay will be available at the Company’s website for two weeks following the call.

Sun Bancorp, Inc. (NASDAQ: SNBC) is a $3.04 billion asset bank holding company with its executive offices located in Mt. Laurel, New Jersey. Its primary subsidiary is Sun National Bank, a full service commercial bank serving customers through 50-plus locations in New Jersey. Sun National Bank is an Equal Housing Lender and its deposits are insured up to the legal maximum by the Federal Deposit Insurance Corporation (FDIC). For more information about Sun National Bank and Sun Bancorp, Inc., visit www.sunnationalbank.com.

Cautionary Note Regarding Forward-Looking Statements

The foregoing material contains forward-looking statements as defined in the Private Securities Litigation Reform Act of 1995, concerning the financial condition, results of operations and business of the Company.  Forward-looking statements are statements that include projections, predictions, expectations or beliefs about events or results or otherwise are not statements of historical facts, including statements about reducing expenses, executing on our regulatory remediation efforts, enhancing our capital ratios and achieving sustained profitability in the future.  Actual results and trends could differ materially from those set forth in such statements and there can be no assurances that we will further reduce expenses, successfully execute on our regulatory remediation efforts, further enhance our capital ratios or achieve sustained profitability in the future. We caution that such statements are subject to a number of uncertainties, including those detailed under the headings “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” in the Company’s Form 10-K for the fiscal year ended December 31, 2013, and in other filings made pursuant to the Securities Exchange Act of 1934, as amended.  Therefore, readers should not place undue reliance on any forward-looking statements.  The Company does not undertake, and specifically disclaims, any obligation to publicly release the results of any revisions that may be made to any forward-looking statements to reflect the occurrence of anticipated or unanticipated events or circumstances after the date of such statements.

Non-GAAP Financial Measures (Unaudited)

This news release references tax-equivalent interest income. Tax-equivalent interest income is a non-GAAP financial measure. Tax-equivalent interest income assumes a 35% marginal federal tax rate for all periods. The fully taxable equivalent adjustments for the three months ended March 31, 2014, December 31, 2013, September 30, 2013, June 30, 2013, and March 31, 2013 were $166 thousand, $167 thousand, $167 thousand, $175 thousand, and $212 thousand, respectively. This release also references tangible book value per common share. Tangible book value per common share is a non-GAAP financial measure.  Tangible book value per common share is a ratio of tangible equity, shareholders’ equity less intangible assets, to outstanding common shares. Intangible assets at March 31, 2014, December 31, 2013, September 30, 2013, June 30, 2013, and March 31, 2013 were $38.7 million, $39.0 million, $39.4 million, $40.0 million, and $40.5 million, respectively.

Tax-equivalent interest income

The following reconciles net interest income to net interest income on a fully taxable equivalent basis using a 35% tax rate for the three months ended March 31, 2014, December 31, 2013, September 30, 2013, June 30, 2013, and March 31, 2013.

For Three Months Ended:	March 31, 2014	December 31, 2013	September 30, 2013	June 30, 2013	March 31, 2013

Net interest income	$21,392	$21,935	$22,980	$21,776	$23,078
Effect of tax exempt income	166	167	167	175	212
Net interest income, tax equivalent basis	$21,558	$22,102	$23,147	$21,951	$23,290

Tangible book value per common share

The following reconciles shareholders’ equity to tangible equity by reducing shareholders’ equity by the intangible asset balance at March 31, 2014, December, 31, 2013, September 30, 2013, June 30, 2013, and March 31, 2013.

	March 31, 2014	December 31, 2013	September 30, 2013	June 30, 2013	March 31, 2013

Tangible book value per common share:
Shareholders’ equity	$248,898	$245,337	$257,140	$261,664	$264,341
Less: Intangible assets	38,709	38,993	39,448	39,988	40,529
Tangible equity	$210,189	$206,344	$217,692	$221,676	$223,812

Common stock	88,709	88,711	88,618	88,572	88,403
Less: Treasury stock	1,943	1,997	2,068	2,107	2,107
Total outstanding shares	86,766	86,714	86,550	86,465	86,296

Tangible book value per common share:	$2.42	$2.38	$2.52	$2.56	$2.59

SUN BANCORP, INC. AND SUBSIDIARIES
FINANCIAL HIGHLIGHTS (Unaudited)
(Dollars in thousands, except share and per share amounts)
For the Three Months Ended
March 31,		December 31,
	2014	2013	2013
Profitability for the period:
Net interest income	$21,392	$23,078	$21,935
Provision for loan losses	-	171	2,135
Non-interest income	4,949	10,882	4,742
Non-interest expense	27,888	31,336	32,457
(Loss) income before income taxes	(1,547)	2,453	(7,915)
Income tax expense	359	-	297
Net (loss) income available to common shareholders	$(1,906)	$2,453	$(8,212)

Financial ratios:
Return on average assets(1)	(0.25)%	0.31%	(1.02)%
Return on average equity(1)	(3.04)%	3.73%	(12.79)%
Return on average tangible equity(1),(2)	(3.59)%	4.42%	(15.10)%
Net interest margin(1)	3.07%	3.16%	2.99%
Efficiency ratio	105.87%	92.27%	121.67%
(Loss) earnings per common share:
Basic	$(0.02)	$0.03	$(0.09)
Diluted	$(0.02)	$0.03	$(0.09)

Average equity to average assets	8.23%	8.20%	8.01%
	March 31,		December 31,
	2014	2013	2013
At period-end:
Total assets	$3,038,467	$3,227,146	$3,087,553
Total deposits	2,573,445	2,723,337	2,621,571
Loans receivable, net of allowance for loan losses	2,050,312	2,204,436	2,102,167
Loans held-for-sale	16,048	41,469	20,662
Investments	456,724	335,844	457,797
Borrowings	68,645	71,344	68,765
Junior subordinated debentures	92,786	92,786	92,786
Shareholders’ equity	248,898	264,341	245,337

Credit quality and capital ratios:
Allowance for loan losses to gross loans held-for- investment	1.62%	2.09%	1.66%
Non-performing loans held-for-investment to gross loans held-for-investment	1.80%	3.28%	1.78%
Non-performing assets to gross loans held-for-investment, loans held-for-sale and real estate owned	1.91%	3.57%	1.87%
Allowance for loan losses to non-performing loans held-for-investment	90.18%	63.87%	93.57%

Total capital (to risk-weighted assets) (3):
Sun Bancorp, Inc.	14.87%	14.21%	14.41%
Sun National Bank	14.08%	13.50%	13.65%
Tier 1 capital (to risk-weighted assets) (3):
Sun Bancorp, Inc.	12.75%	12.32%	12.34%
Sun National Bank	12.83%	12.25%	12.40%
Leverage ratio:
Sun Bancorp, Inc.	9.40%	9.40%	8.99%
Sun National Bank	9.45%	9.33%	9.02%

Book value per common share	$2.87	$3.06	$2.83
Tangible book value per common share	$2.42	$2.59	$2.38
(1) Amounts for the three months ended are annualized.
(2) Return on average tangible equity is computed by dividing annualized net income for the period by average tangible equity. Average tangible equity equals average equity less average identifiable intangible assets and goodwill.
(3) March 31, 2014 capital ratios are estimated, subject to regulatory filings.

SUN BANCORP, INC. AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF FINANCIAL CONDITION (Unaudited)
(Dollars in thousands, except par value amounts)
	March 31, 2014	December 31, 2013
ASSETS
Cash and due from banks	$49,850	$38,075
Interest-earning bank balances	232,245	229,687
Cash and cash equivalents	282,095	267,762
Restricted cash	26,000	26,000
Investment securities available for sale (amortized cost of $442,681 and $452,023 at March 31, 2014 and December 31, 2013, respectively)	439,405	440,097
Investment securities held to maturity (estimated fair value of $664 and $692 at March 31, 2014 and December 31, 2013, respectively)	655	681
Loans receivable (net of allowance for loan losses of $33,768 and $35,537 at March 31, 2014 and December 31, 2013, respectively)	2,050,312	2,102,167
Loans held-for-sale, at fair value	16,048	20,662
Restricted equity investments, at cost	16,664	17,019
Bank properties and equipment, net	48,008	49,095
Real estate owned	2,728	2,503
Accrued interest receivable	6,889	7,112
Goodwill	38,188	38,188
Intangible assets, net	521	805
Deferred taxes, net	682	4,575
Bank owned life insurance (BOLI)	77,697	77,236
Other assets	32,575	33,651
Total assets	$3,038,467	$3,087,553

LIABILITIES AND SHAREHOLDERS’ EQUITY
Liabilities:
Deposits	$2,573,445	$2,621,571
Securities sold under agreements to repurchase – customers	471	478
Advances from the Federal Home Loan Bank of New York (FHLBNY)	60,915	60,956
Obligations under capital lease	7,259	7,331
Junior subordinated debentures	92,786	92,786
Other liabilities	54,693	59,094
Total liabilities	2,789,569	2,842,216

Shareholders’ equity:
Preferred stock, $1 par value, 1,000,000 shares authorized; none issued	-	-
Common stock, $1 par value, 200,000,000 shares authorized; 88,709,281 shares issued and 86,766,358 shares outstanding at March 31, 2014; 88,711,035 shares issued and 86,714,414 shares outstanding at December 31, 2012	88,709	88,711
Additional paid-in capital	506,101	506,719
Retained deficit	(319,860)	(317,954)
Accumulated other comprehensive loss	(1,938)	(7,055)
Deferred compensation plan trust	(502)	(522)
Treasury stock at cost, 1,942,923 shares at March 31, 2014; and 1,996,621 shares at December 31, 2013	(23,612)	(24,562)
Total shareholders’ equity	248,898	245,337
Total liabilities and shareholders’ equity	$3,038,467	$3,087,553

SUN BANCORP, INC. AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF OPERATIONS (Unaudited)
(Dollars in thousands, except per share amounts)
	For the Three Months Ended March 31,
	2014	2013
INTEREST INCOME
Interest and fees on loans	$21,849	$24,899
Interest on taxable investment securities	2,250	1,544
Interest on non-taxable investment securities	309	394
Dividends on restricted equity investments	232	246
Total interest income	24,640	27,083
INTEREST EXPENSE
Interest on deposits	2,281	3,015
Interest on funds borrowed	436	443
Interest on junior subordinated debentures	531	547
Total interest expense	3,248	4,005
Net interest income	21,392	23,078
PROVISION FOR LOAN LOSSES	-	171
Net interest income after provision for loan losses	21,392	22,907
NON-INTEREST INCOME
Service charges on deposit accounts	2,151	2,229
Mortgage banking revenue, net	635	3,404
Gain on sale of investment securities	-	3,487
Investment products income	617	679
BOLI income	461	448
Derivative credit valuation adjustment	(38)	(504)
Other	1,123	1,139
Total non-interest income	4,949	10,882
NON-INTEREST EXPENSE
Salaries and employee benefits	12,884	14,292
Commission expense	897	2,041
Occupancy expense	4,266	3,576
Equipment expense	1,749	1,859
Amortization of intangible assets	284	921
Data processing expense	1,197	999
Professional fees	1,486	2,647
Insurance expenses	1,467	1,430
Advertising expense	586	553
Problem loan expense	632	799
Real estate owned expense, net	144	234
Office supplies expense	251	229
Other	2,045	1,756
Total non-interest expense	27,888	31,336
(LOSS) INCOME BEFORE INCOME TAXES	(1,547)	2,453
INCOME TAX EXPENSE	359	-
NET (LOSS) INCOME AVAILABLE TO COMMON SHAREHOLDERS	$(1,906)	$2,453

Basic (loss) earnings per share	$(0.02)	$0.03
Diluted (loss) earnings per share	$(0.02)	$0.03
Weighted average shares – basic	87,185,839	86,245,121
Weighted average shares - diluted	87,185,839	86,370,435

SUN BANCORP, INC. AND SUBSIDIARIES
HISTORICAL TRENDS IN QUARTERLY FINANCIAL DATA (Unaudited)
(Dollars in thousands)
	2014	2013	2013	2013	2013
	Q1	Q4	Q3	Q2	Q1
Balance sheet at quarter end:
Cash and cash equivalents	$282,095	$267,762	$427,583	$416,239	$285,660
Restricted cash	26,000	26,000	26,000	26,000	26,000
Investment securities	456,724	457,797	425,029	361,149	335,844
Loans held-for-investment:
Commercial and industrial	1,519,993	1,587,566	1,636,856	1,676,133	1,737,079
Home equity	184,936	188,478	192,135	195,938	200,084
Second mortgage	23,312	25,279	26,028	27,276	29,235
Residential real estate	326,945	305,552	281,537	225,147	248,875
Other	28,894	30,829	32,984	34,298	36,287
Total gross loans held-for-investment	2,084,080	2,137,704	2,169,540	2,158,792	2,251,560
Allowance for loan losses	(33,768)	(35,537)	(48,854)	(48,007)	(47,124)
Net loans held-for-investment	2,050,312	2,102,167	2,120,686	2,110,785	2,204,436
Loans held-for-sale	16,048	20,662	18,707	69,417	41,469
Goodwill	38,188	38,188	38,188	38,188	38,188
Intangible assets	521	805	1,260	1,800	2,341
Total assets	3,038,467	3,087,553	3,236,321	3,205,921	3,227,146
Total deposits	2,573,445	2,621,571	2,752,693	2,722,038	2,723,337
Securities sold under agreements to repurchase - customers	471	478	554	562	2,726
Advances from FHLBNY	60,915	60,956	60,997	61,037	61,077
Obligations under capital lease	7,259	7,331	7,402	7,472	7,541
Junior subordinated debentures	92,786	92,786	92,786	92,786	92,786
Total shareholders' equity	248,898	245,337	257,140	261,664	264,341
Quarterly average balance sheet:
Loans(1):
Commercial and industrial	$1,560,442	$1,621,222	$1,671,302	$1,719,278	$1,744,553
Home equity	187,052	190,394	194,622	197,237	204,311
Second mortgage	24,863	26,142	27,041	28,679	30,347
Residential real estate	331,433	312,977	299,667	307,248	330,916
Other	25,014	26,134	27,723	28,929	30,410
Total gross loans	2,128,804	2,176,869	2,220,355	2,281,371	2,340,537
Securities and other interest-earning assets	677,850	782,200	763,575	680,659	607,284
Total interest-earning assets	2,806,654	2,959,069	2,983,930	2,962,030	2,947,821
Total assets	3,049,321	3,205,900	3,264,884	3,222,053	3,206,536
Non-interest-bearing demand deposits	559,606	585,530	549,684	531,210	506,600
Total deposits	2,584,588	2,718,905	2,746,820	2,722,646	2,703,039
Total interest-bearing liabilities	2,186,394	2,295,072	2,358,923	2,355,081	2,360,883
Total shareholders' equity	250,946	256,783	260,701	263,108	263,070
Capital and credit quality measures:
Total capital (to risk-weighted assets) (2):
Sun Bancorp, Inc.	14.87%	14.41%	14.72%	14.80%	14.21%
Sun National Bank	14.08%	13.65%	13.96%	14.05%	13.50%
Tier 1 capital (to risk-weighted assets) (2):
Sun Bancorp, Inc.	12.75%	12.34%	12.76%	12.91%	12.32%
Sun National Bank	12.83%	12.40%	12.70%	12.79%	12.25%
Leverage ratio:
Sun Bancorp, Inc.	9.40%	8.99%	9.13%	9.43%	9.40%
Sun National Bank	9.45%	9.02%	9.09%	9.33%	9.33%

Average equity to average assets	8.23%	8.01%	7.99%	8.17%	8.20%
Allowance for loan losses to total gross loans held-for-investment	1.62%	1.66%	2.25%	2.22%	2.09%
Non-performing loans held-for-investment to gross loans held-for-investment	1.80%	1.78%	2.55%	3.32%	3.28%
Non-performing assets to gross loans held-for-investment, loans held-for-sale and real estate owned	1.91%	1.87%	2.76%	3.51%	3.57%
Allowance for loan losses to non-performing loans held-for-investment	90.18%	93.57%	88.19%	66.93%	63.87%

Other data:
Net (charge-offs) recoveries	(1,768)	(15,452)	123	2,766	1,080
Non-performing assets:
Non-accrual loans	$29,387	$29,811	$44,976	$54,031	$57,151
Troubled debt restructurings, non-accrual	8,017	8,166	10,419	17,693	16,632
Loans past due 90 days and accruing	42	-	-	-	-
Real estate owned, net	2,728	2,503	5,059	6,743	8,472
Total non-performing assets	$40,174	$40,480	60,454	78,467	$82,255
(1) Average balances include non-accrual loans and loans held-for-sale (2) March 31, 2014 capital ratios are estimated, subject to regulatory filings.

SUN BANCORP, INC. AND SUBSIDIARIES
HISTORICAL TRENDS IN QUARTERLY FINANCIAL DATA (Unaudited)
(Dollars in thousands, except share and per share amounts)
	2014	2013	2013	2013	2013
	Q1	Q4	Q3	Q2	Q1
Profitability for the quarter:
Tax-equivalent interest income	$24,806	$25,667	$26,955	$25,886	$27,295
Interest expense	3,248	3,565	3,808	3,935	4,005
Tax-equivalent net interest income	21,558	22,102	23,147	21,951	23,290
Tax-equivalent adjustment	166	167	167	175	212
Provision for loan losses	-	2,135	724	(1,883)	171
Non-interest income	4,949	4,742	5,799	10,258	10,882
Non-interest expense excluding amortization of intangible assets	27,604	32,002	32,377	32,698	30,415
Amortization of intangible assets	284	455	540	541	921
(Loss) income before income taxes	(1,547)	(7,915)	(4,862)	678	2,453
Income tax expense	359	297	-	-	-
Net (loss) income	(1,906)	(8,212)	(4,862)	678	2,453
Net (loss) income available to common shareholders	$(1,906)	$(8,212)	$(4,862)	$678	$2,453
Financial ratios:
Return on average assets (1)	(0.25)%	(1.02)%	(0.60)%	0.08%	0.31%
Return on average equity (1)	(3.04)%	(12.79)%	(7.46)%	1.03%	3.73%
Return on average tangible equity (1),(2)	(3.59)%	(15.10)%	(8.80)%	1.22%	4.42%
Net interest margin (1)	3.07%	2.99%	3.10%	2.96%	3.16%
Efficiency ratio	105.87%	121.67%	114.38%	103.77%	92.27%
Per share data:
(Loss) income per common share:
Basic	$(0.02)	$(0.09)	$(0.06)	$0.01	$0.03
Diluted	$(0.02)	$(0.09)	$(0.06)	$0.01	$0.03
Book value	$2.84	$2.83	$2.97	$3.03	$3.06
Tangible book value	$2.42	$2.38	$2.52	$2.56	$2.59
Average basic shares	87,185,839	86,583,363	86,499,587	86,323,099	86,245,121
Average diluted shares	87,185,839	86,583,363	86,499,587	86,356,796	86,370,435
Non-interest income:
Service charges on deposit accounts	$2,151	$2,263	$2,314	$2,250	$2,229
Mortgage banking revenue, net	635	1,000	1,593	5,601	3,404
Net gain on sale of investment securities	-	-	2		3,487
Investment products income	617	599	678	728	679
BOLI income	461	466	482	486	448
Derivative credit valuation adjustment	(38)	(710)	(380)	6	(504)
Other income	1,123	1,124	1,110	1,187	1,139
Total non-interest income	$4,949	$4,742	$5,799	$10,258	$10,882
Non-interest expense:
Salaries and employee benefits	$12,884	$13,070	$12,656	$13,019	$14,292
Commission expense	897	1,098	2,001	2,556	2,041
Occupancy expense	4,266	3,406	3,456	3,081	3,576
Equipment expense	1,749	1,871	1,796	1,830	1,859
Amortization of intangible assets	284	455	540	541	921
Data processing expense	1,197	1,223	995	1,027	999
Professional fees	1,486	4,891	5,947	4,761	2,647
Insurance expense	1,467	1,498	1,496	1,542	1,430
Advertising expense	586	903	676	698	553
Problem loan costs	632	769	816	1,023	799
Real estate owned expense, net	144	529	252	1,255	234
Office supplies expense	251	245	192	191	229
Other expense	2,045	2,499	2,094	1,715	1,756
Total non-interest expense	$27,888	$32,457	$32,917	$33,239	$31,336
(1) Amounts are annualized.
(2) Return on average tangible equity is computed by dividing annualized net income for the period by average tangible equity. Average tangible equity equals average equity less average identifiable intangible assets and goodwill.

SUN BANCORP, INC. AND SUBSIDIARIES
AVERAGE BALANCE SHEETS (Unaudited)
(Dollars in thousands)
	For the Three Months Ended March 31,
	2014			2013
	Average	Income/	Yield/	Average	Income/	Yield/
	Balance	Expense	Cost	Balance	Expense	Cost
Interest-earning assets:
Loans receivable (1),(2):
Commercial and industrial	$1,560,442	$16,349	4.19%	$1,744,553	18,959	4.35%
Home equity	187,052	1,762	3.77	204,311	1,906	3.73
Second mortgage	24,863	357	5.74	30,347	428	5.64
Residential real estate	331,433	2,958	3.57	330,916	3,071	3.71
Other	25,014	423	6.76	30,410	535	7.04
Total loans receivable	2,128,804	21,849	4.11	2,340,537	24,899	4.26
Investment securities(3)	457,737	2,818	2.46	428,024	2,285	2.14
Interest-earning bank balances	220,113	139	0.25	179,260	111	0.25
Total interest-earning assets	2,806,654	24,806	3.54	2,947,821	27,295	3.70
Non-interest earning assets:
Cash and due from banks	67,342			72,775
Bank properties and equipment, net	48,605			50,363
Goodwill and intangible assets, net	38,852			40,983
Other assets	87,868			94,594
Total non-interest-earning assets	242,667			258,715
Total assets	$3,049,321			$3,206,536

Interest-bearing liabilities:
Interest-bearing deposit accounts:
Interest-bearing demand deposits	$1,149,460	$808	0.28%	$1,241,861	1,111	0.36%
Savings deposits	267,305	180	0.27	265,391	215	0.32
Time deposits	608,217	1,293	0.85	689,187	1,689	0.98
Total interest-bearing deposit accounts	2,024,982	2,281	0.45	2,196,439	3,015	0.55
Short-term borrowings:
Securities sold under agreements to repurchase - customers	404	-	-	2,926	1	0.14
Long-term borrowings:
FHLBNY advances (4)	60,929	313	2.05	61,160	316	2.07
Obligations under capital lease	7,293	123	6.75	7,572	126	6.66
Junior subordinated debentures	92,786	531	2.29	92,786	547	2.36
Total borrowings	161,412	967	2.40	164,444	990	2.41
Total interest-bearing liabilities	2,186,394	3,248	0.59	2,360,883	4,005	0.68
Non-interest bearing liabilities:
Non-interest-bearing demand deposits	559,606			506,600
Other liabilities	52,375			75,983
Total non-interest bearing liabilities	611,981			582,583
Total liabilities	2,798,375			2,943,466
Shareholders' equity	250,946			263,070
Total liabilities and shareholders' equity	$3,049,321			$3,206,536

Net interest income		$21,558			$23,290
Interest rate spread (5)			2.95%			3.02%
Net interest margin (6)			3.07%			3.16%
Ratio of average interest-earning assets to average interest-bearing liabilities			128.37%			124.86%

(1) Average balances include non-accrual loans and loans held-for-sale.
(2) Loan fees are included in interest income and the amount is not material for this analysis.
(3)  Interest earned on non-taxable investment securities is shown on a tax-equivalent basis assuming a 35% marginal federal tax rate for all periods. The fully taxable equivalent adjustments for the three months ended March 31, 2014 and 2013 were $166 thousand and $212 thousand, respectively.

(4) Amounts include Advances from FHLBNY and Securities sold under agreements to repurchase - FHLBNY.
(5) Interest rate spread represents the difference between the average yield on interest-earning assets and the average cost of interest-bearing liabilities.
(6) Net interest margin represents net interest income as a percentage of average interest-earning assets.

SUN BANCORP, INC. AND SUBSIDIARIES
AVERAGE BALANCE SHEETS (Unaudited)
(Dollars in thousands)
	For the Three Months Ended
	March 31, 2014			December 31, 2013
	Average	Income/	Yield/	Average	Income/	Yield/
	Balance	Expense	Cost	Balance	Expense	Cost
Interest-earning assets:
Loans receivable (1),(2):
Commercial and industrial	$1,560,442	$16,349	4.19%	$1,621,222	$17,406	4.29%
Home equity	187,052	1,762	3.77	190,394	1,853	3.89
Second mortgage	24,863	357	5.74	26,142	367	5.62
Residential real estate	331,433	2,958	3.57	312,977	2,671	3.41
Other	25,014	423	6.76	26,134	456	6.98
Total loans receivable	2,128,804	21,849	4.11	2,176,869	22,753	4.18
Investment securities (3)	457,737	2,818	2.46	439,788	2,693	2.45
Interest-earning bank balances	220,113	139	0.25	342,412	221	0.26
Total interest-earning assets	2,806,654	24,806	3.54	2,959,069	25,667	3.47
Non-interest earning assets:
Cash and due from banks	67,342			66,662
Bank properties and equipment, net	48,605			49,300
Goodwill and intangible assets, net	38,852			39,190
Other assets	87,868			91,679
Total non-interest-earning assets	242,667			246,831
Total assets	$3,049,321			$3,205,900

Interest-bearing liabilities:
Interest-bearing deposit accounts:
Interest-bearing demand deposits	$1,149,460	$808	0.28%	$1,223,184	$960	0.31%
Savings deposits	267,305	180	0.27	268,196	195	0.29
Time deposits	608,217	1,293	0.85	641,995	1,421	0.89
Total interest-bearing deposit accounts	2,024,982	2,281	0.45	2,133,375	2,576	0.48
Short-term borrowings:
Fed Funds Purchased	-	-	-	54	-	-
Securities sold under agreements to repurchase - customers	404	-	-	512	-	-
Long-term borrowings:
FHLBNY advances (4)	60,929	313	2.05	60,981	320	2.10
Obligations under capital lease	7,293	123	6.75	7,364	124	6.74
Junior subordinated debentures	92,786	531	2.29	92,786	545	2.35
Total borrowings	161,412	967	2.40	161,697	989	2.45
Total interest-bearing liabilities	2,186,394	3,248	0.59	2,295,072	3,565	0.62
Non-interest bearing liabilities:
Non-interest-bearing demand deposits	559,606			585,530
Other liabilities	52,375			68,515
Total non-interest bearing liabilities	611,981			654,045
Total liabilities	2,798,375			2,949,117
Shareholders' equity	250,946			256,783
Total liabilities and shareholders' equity	$3,049,321			$3,205,900

Net interest income		$21,558			$22,102
Interest rate spread (5)			2.95%			2.85%
Net interest margin (6)			3.07%			2.99%
Ratio of average interest-earning assets to average interest-bearing liabilities			128.37%			128.93%

(1) Average balances include non-accrual loans and loans held-for-sale.
(2) Loan fees are included in interest income and the amount is not material for this analysis.
(3)  Interest earned on non-taxable investment securities is shown on a tax-equivalent basis assuming a 35% marginal federal tax rate for all periods. The fully taxable equivalent adjustments for the three months ended March 31, 2014 and December 31, 2013 were $166 thousand and $167 thousand, respectively.

(4) Amounts include Advances from FHLBNY and Securities sold under agreements to repurchase - FHLBNY.
(5) Interest rate spread represents the difference between the average yield on interest-earning assets and the average cost of interest-bearing liabilities.
(6) Net interest margin represents net interest income as a percentage of average interest-earning assets.